UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 6, 2008

PLIANT CORPORATION
(Exact name of company as specified in its charter)

Delaware	333-40067	43-2107725
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)

1475 Woodfield Road, Suite 700
Schaumburg, IL 60173
(Address of principal executive offices) (Zip Code)

(847) 969-3300

(Company’s telephone number, including area code)

N.A.
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 OTHER EVENTS.

On March 6, 2008, our Board of Directors set the date for the 2008 annual meeting of stockholders on Thursday, May 15, 2008, at 8:30 a.m., CST.  The annual meeting will be held at the Pliant Corporate Headquarters, located at 1475 Woodfield Road, Suite 700, Schaumburg, IL 60173.

Only stockholders of record at the close of business on March 24, 2008, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

Our Bylaws establish an advance notice procedure for stockholders to nominate candidates for director or to bring other business before our annual meeting.  In general, under these procedures, a stockholder who proposes to nominate a candidate for director or proposes other business at an annual meeting of stockholders must give us written notice of such nomination or proposal not less than 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting.  However, the Bylaws provide that if an annual meeting date changes by 30 days or more from the anniversary of the meeting date in respect of the prior year’s meeting, as is the case for the 2008 annual meeting, proposals must be submitted by the tenth day following the date such changed date is first publicly announced or disclosed.  Accordingly, the advance notice date for submissions under our Bylaws for the annual meeting is March 16, 2008. However, as such date falls on Sunday, we extend the advance notice date for submissions to March 17, 2008.

All submissions timely made must be sent to our offices at 1475 Woodfield Road, Suite 700, Schaumburg, IL 60173, addressed to the attention of our Corporate Secretary/Annual Meeting.  All proposals must comply with the Bylaws and applicable Securities and Exchange Commission rules and regulations.

On March 6, 2008, we issued a press release announcing that the annual meeting would take place on May 15, 2008.  The press release is attached hereto as exhibit 99.1.

ITEM 9.01. EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: March 6, 2008	By: /s/ Joseph Kwederis
Joseph Kwederis
Senior Vice President and Chief Financial
Officer